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                      . SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported)    August 20, 2002
                                                        ------------------------


                             Prestige Bancorp, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Pennsylvania                     000-20715              25-1785128
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 (State or Other Jurisdiction          (Commission File        (IRS Employer
       of Incorporation)                  Number)            Identification No.)

   710 Old Clairton Road, Pleasant Hills, PA                           15236
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code:     (412) 655-1190
                                                   -----------------------------


Reasons for Report:

            ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

                      Prestige Bancorp, Inc. (the "Registrant") announces today
            that it has retained S.R. Snodgrass, A.C. as its independent auditor. S.R. Snodgrass, A.C. has been engaged to perform the Registrant's second quarter 2002 review.

                      On February 7, 2002, Northwest Bancorp, Inc., the holding
            company for Northwest Savings Bank, and the Registrant (and certain affiliated entities) entered into a definitive agreement under which Northwest Bancorp and Northwest Savings Bank would acquire the Registrant and Prestige Bank, FSB (the "Bank"), the wholly owned subsidiary of the Registrant, respectively. Due diligence has been completed. The shareholders of the Registrant have approved this transaction. The Registrant and Northwest Bancorp have received regulatory approval for this merger transaction from all applicable banking regulators. The applicable banking regulators include the Pennsylvania State Department of Banking, the FDIC and the Office of Thrift Supervision. The merger transaction is expected to be completed before the close of the third quarter 2002 and in connection therewith the Registrant and the Bank will be merged out of existence.





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                    The Bank is a federally chartered stock savings bank with
            its corporate office in Pleasant Hills, Pennsylvania, and branch offices in Mt. Oliver, Pleasant Hills, Bethel Park and Elizabeth, Pennsylvania. It has been in existence since 1935. The Registrant's common stock is traded on the over-the-counter market with quotations available through NASDAQ under the symbol "PRBC".


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           Date:        August 20, 2002
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                           Registrant:   PRESTIGE BANCORP, INC.
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                           Signature:    /s/ Mark R. Schoen
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                           Title:        Chairman, CEO and President
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